Exhibit 99.1

Contact: Leah Stearns

Director, Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

FIRST QUARTER 2012 FINANCIAL RESULTS

FIRST QUARTER 2012

Consolidated Highlights	Segment Highlights
• Total revenue increased 23.8% to $696.5 million • Operating income increased 25.7% to $274.4 million • Cash provided by operating activities increased 41.6% to $402.0 million

•    Domestic rental and management segment revenue increased 16.6% to $487.1 million

•    International rental and management segment revenue increased 52.6% to $196.9 million

•    Network development services segment revenue was $12.5 million

Boston, Massachusetts – May 3, 2012: American Tower Corporation (NYSE: AMT) today reported financial results for the quarter ended March 31, 2012.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “Due to our unique global reach, American Tower is positioned to benefit from strong secular trends in wireless telecommunications in both the US and around the world. As a result of our robust first quarter performance and recent acquisition activities, we have increased the midpoint of our full year 2012 outlook for rental and management revenue, Adjusted EBITDA and AFFO growth to over 16%, 14% and 11%, respectively.

Furthermore, we are currently committed to deploying over $1.5 billion of capital during 2012, which includes spending on our annual capital expenditure program and acquisitions we have under contract today, as well as our regular distributions. We expect that these disciplined investments will support our internal goal of generating double digit annual AFFO growth.”

FIRST QUARTER 2012 OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the quarter ended March 31, 2012 (unless otherwise indicated, all comparative information is presented against the quarter ended March 31, 2011).

Total revenue increased 23.8% to $696.5 million and total rental and management revenue increased 25.1% to $684.0 million, which includes the impact of two non-recurring domestic revenue items, as further discussed below. Total rental and management Gross Margin increased 24.1% to $524.0 million. Total selling, general, administrative and development expense was $79.6 million, including approximately $12.6 million of stock-based compensation expense and the impact of a one-time state tax expense. Adjusted EBITDA increased 22.7% to $462.5 million, and the Adjusted EBITDA Margin was 66%.

Total rental and management revenue Core Growth was approximately 24.5%, and Core Growth in Adjusted EBITDA was approximately 22.5%. Please refer to the selected statement of operations detail on page 13, which highlights the items affecting the Core Growth percentages.

Operating income increased 25.7% to $274.4 million, net income attributable to American Tower Corporation increased 141.0% to $221.3 million, and net income attributable to American Tower Corporation per basic and diluted common share both increased 143.5% to $0.56.

Recurring Free Cash Flow (RFCF) increased 20.5% to $299.2 million and RFCF per Share increased 21.0% to $0.75. Adjusted Funds From Operations (AFFO) increased 13.2% to $295.8 million from the pro forma AFFO for the same period in 2011, and AFFO per Share increased 13.8% to $0.74 from the pro forma AFFO per Share for the same period in 2011. Core Growth in AFFO was approximately 15.9%.

Cash provided by operating activities increased 41.6% to $402.0 million, which reflects the accelerated recovery of approximately $62 million of value added tax in our international rental and management segment.

Segment Results

Domestic Rental and Management Segment – Domestic rental and management segment revenue increased 16.6% to $487.1 million, which represented 70% of total revenues. In addition, domestic rental and management segment Gross Margin increased 17.8% to $394.1 million, while domestic rental and management segment Operating Profit increased 18.5% to $374.7 million. Domestic rental and management segment Operating Profit Margin was 77%.

Domestic rental and management segment revenue for the quarter was positively impacted by two non-recurring items, a tenant billing settlement of $6.0 million and a lease termination settlement of $9.6 million. The lease termination settlement resulted in the Company recording an impairment of $10.7 million.

International Rental and Management Segment – International rental and management segment revenue increased 52.6% to $196.9 million, which represented 28% of total revenues. International rental and management segment pass-through revenues increased 46.7% to $48.6 million. In addition, international rental and management segment Gross Margin increased 47.9% to $129.9 million, while international rental and management segment Operating Profit increased 50.7% to $106.1 million. International rental and management segment Operating Profit Margin was 54% and would be 72%, if the impact of pass-through revenues were excluded.

Network Development Services Segment – Network development services segment revenue was $12.5 million, which represented 2% of total revenues. Network development services segment Gross Margin was $5.5 million, and network development services segment Operating Profit was $5.2 million. Network development services segment Operating Profit Margin was 41%.

Please refer to Non-GAAP and Defined Financial Measures on pages 5 and 6 for definitions of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share, Funds From Operations, Adjusted Funds From Operations, Adjusted Funds From Operations per Share, Core Growth and Net Leverage Ratio. For additional financial information, including reconciliations to GAAP measures, please refer to the unaudited selected financial information on pages 11 through 15.

FIRST QUARTER 2012 INVESTING AND FINANCING OVERVIEW

Cash Paid for Capital Expenditures – During the first quarter of 2012, total capital expenditures of $121.0 million included $63.7 million for capital projects, including the construction of 29 communications sites domestically and 597 towers internationally and the installation of 109 shared generators domestically; $14.7 million to purchase land under the Company’s towers; $22.8 million for the redevelopment of existing communications sites to accommodate new tenant equipment; and $19.8 million for capital improvements and corporate capital expenditures.

Cash Paid for Acquisitions – During the first quarter of 2012, the Company spent $159.4 million, which consisted of $15.5 million for the purchase of 35 domestic towers and $143.9 million for amounts due from acquisitions, that closed in December of 2011. Subsequent to the end of the first quarter of 2012, the Company funded its acquisition of 800 towers in Brazil.

Stock Repurchase Program – During the first quarter of 2012, the Company repurchased a total of approximately 0.1 million shares of its common stock for approximately $4.9 million, pursuant to its stock repurchase program. Between April 1, 2012 and April 24, 2012, the Company repurchased approximately 0.02 million additional shares of its common stock for an aggregate of approximately $1.6 million, pursuant to its stock repurchase program.

Distribution – On April 25, 2012, the Company paid its first regular distribution to stockholders of record at the close of business on April 11, 2012 of $0.21 per share, or approximately $82.9 million. Subject to the discretion of the Company’s Board of Directors, the Company expects to continue paying regular distributions, the amount and timing of which will be determined by the Board.

Leverage – For the quarter ended March 31, 2012, the Company’s Net Leverage Ratio was approximately 3.7x net debt (total debt less cash and cash equivalents) to last quarter annualized Adjusted EBITDA.

Liquidity – As of March 31, 2012, the Company had approximately $1.8 billion of total liquidity, comprised of approximately $0.5 billion in cash and cash equivalents and the ability to borrow an aggregate of approximately $1.3 billion under its two revolving credit facilities, net of any outstanding letters of credit.

RECENT ACQUISITIONS

First Quarter 2012 Acquisitions – During the first quarter of 2012, the Company completed the acquisition of 35 towers domestically and acquired 800 towers in Brazil from a wireless service provider.

Subsequent and Pending Acquisitions – Subsequent to the end of the first quarter of 2012, the Company completed the acquisitions of 55 towers in Mexico and expects to complete the acquisition of 962 towers in Uganda, in early May. The Company currently expects to complete its acquisition of up to approximately 350 towers in Mexico and up to approximately 800 towers in Colombia, prior to the end of 2012.

FULL YEAR 2012 OUTLOOK

The following estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company’s expectations as of May 3, 2012. These estimates include the Company’s pending acquisition of 962 towers in Uganda and exclude any remaining pending acquisitions described above. Actual results may differ materially from these estimates as a result of various factors and the Company refers you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information.

The Company’s outlook is based on the following average foreign currency exchange rates to 1.00 U.S. Dollar for the remainder of 2012: (a) 1.80 Brazilian Reais; (b) 500.00 Chilean Pesos; (c) 1,860.00 Colombian Pesos; (d) 1.60 Ghanian Cedi; (e) 51.50 Indian Rupees; (f) 13.25 Mexican Pesos; (g) 2.70 Peruvian Soles; (h) 8.20 South African Rand; and (i) 2,500.00 Ugandan Shillings.

($ in millions) (Totals may not add due to rounding.)	Full Year 2012			Midpoint Growth	Midpoint Core Growth
Total rental and management revenue	$2,745	to	$2,795	16.1%	18.7%
Adjusted EBITDA (1)	1,795	to	1,845	14.1%	16.5%
Adjusted Funds From Operations(1)	1,170	to	1,202	11.1%	14.8%
Net Income	675	to	715	82.0%	N/A

(1)	See Non-GAAP and Defined Financial Measures below.

The Company’s outlook for total rental and management revenue reflects the following at the midpoint: (1) domestic rental and management segment revenue of $1,900 million; and (2) international rental and management segment revenue of $870 million, which includes approximately $230 million of pass-through revenue.

The calculation of midpoint Core Growth is as follows:

(Totals may not add due to rounding.)	Total Rental and Management Revenue	Adjusted EBITDA	AFFO(1)
Outlook midpoint Core Growth	18.7%	16.5%	14.8%
Estimated impact of fluctuations in foreign currency exchange rates	(2.3)	(1.8)	(2.4)
Impact of straight-line revenue and expense recognition	(0.9)	(0.9)	—
Impact of significant one-time items	0.6	0.4	(1.2)

Outlook midpoint growth	16.1%	14.1%	11.1%

(1)	Core Growth in AFFO reflects approximately $20 million of one-time start-up capital improvement capital expenditures related to our joint ventures in Colombia, Ghana and Uganda.

Outlook for Capital Expenditures:

($ in millions) (Totals may not add due to rounding.)	Full Year 2012
Capital improvement	$75	to	$85
Corporate	15	—	15
Redevelopment	65	to	75
Ground lease purchases	90	to	100
Discretionary capital projects(1)	255	to	325

Total	$500	to	$600

(1)	Includes the construction of approximately 1,800 to 2,200 new communications sites.

Reconciliations of Outlook for Net Income to Adjusted EBITDA:

($ in millions) (Totals may not add due to rounding.)	Full Year 2012
Net income	$675	to	$715
Interest expense	380	to	384
Depreciation, amortization and accretion	630	to	640
Stock-based compensation expense	53	—	53
Other, including other operating expenses, interest income, loss on retirement of long-term obligations, income (loss) on equity method investments, other income (expense) and income tax provision (benefit)	57	to	53

Adjusted EBITDA	$1,795	to	$1,845

Reconciliations of Outlook for Net Income to Adjusted Funds From Operations:

($ in millions) (Totals may not add due to rounding.)	Full Year 2012
Net income	$675	to	$715
Straight-line revenue	(148)	—	(148)
Straight-line expense	33	—	33
Depreciation, amortization and accretion	630	to	640
Stock-based compensation expense	53	—	53
Other, including other operating expenses, interest expense, amortization of deferred financing costs, debt discounts and capitalized interest, loss on retirement of long-term obligations, income (loss) on equity method investments and other (income) expense	17	to	9
Capital improvement capital expenditures	(75)	to	(85)
Corporate capital expenditures	(15)	—	(15)

Adjusted Funds From Operations	$1,170	to	$1,202

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its financial results for the first quarter ended March 31, 2012 and its outlook for the remainder of 2012. Supplemental materials for the call will be available on the Company’s website, www.americantower.com. The conference call dial-in numbers are as follows:

U.S./Canada dial-in: (866) 740-9153

International dial-in: (706) 645-9644

Passcode: 72926728

When available, a replay of the call can be accessed until 11:59 p.m. ET on May 17, 2012. The replay dial-in numbers are as follows:

U.S./Canada dial-in: (855) 859-2056

International dial-in: (404) 537-3406

Passcode: 72926728

American Tower will also sponsor a live simulcast and replay of the call on its website, www.americantower.com.

About American Tower

American Tower is a leading independent global owner, operator and developer of wireless communications sites. American Tower currently owns and operates approximately 47,000 communications sites in the United States, Brazil, Chile, Colombia, Ghana, India, Mexico, Peru and South Africa. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share, Funds From Operations, Adjusted Funds From Operations, Adjusted Funds From Operations per Share, Core Growth and Net Leverage Ratio. The Company defines Gross Margin as revenues less operating expenses, excluding stock-based compensation expense. The Company defines Operating Profit as Gross Margin less selling, general, administrative and development expense, excluding stock-based compensation expense and corporate expenses. For reporting purposes, the international rental and management segment Operating Profit and Gross Margin also include interest income, TV Azteca, net. These measures of Gross Margin and Operating Profit are also before interest income, interest expense, loss on retirement of long-term obligations, other income (expense), net income attributable to non-controlling interest, income (loss) on equity method investments, income taxes and discontinued operations. The Company defines Operating Profit Margin as Operating Profit divided by revenue. The Company defines Adjusted EBITDA as net income before income (loss) from discontinued operations, net, income (loss) from equity method investments, income tax provision (benefit), other (income) expense, loss on retirement of long-term obligations, interest expense, interest income, other operating expenses, depreciation, amortization and accretion, and stock-based compensation expense. The Company defines Adjusted EBITDA Margin as the percentage that results from dividing Adjusted EBITDA by total revenue. The Company defines Recurring Free Cash Flow as Adjusted EBITDA before straight-line revenue and expense, plus interest income, less interest expense, cash paid for income taxes and cash payments related to redevelopment, capital improvement and corporate capital expenditures. The Company defines Recurring Free Cash Flow per Share as Recurring Free Cash Flow divided by the diluted weighted average common shares outstanding. The Company defines Funds From Operations as net income before real estate related depreciation, amortization and accretion. The Company defines Adjusted Funds From Operations as Funds From Operations before straight-line revenue and expense, stock-based compensation expense, non-real estate related depreciation, amortization and accretion, amortization of deferred financing costs, debt discounts and capitalized interest, other (income) expense, loss on retirement of long-term obligations, other operating (income) expense, less cash payments related to capital improvements and cash payments related to corporate capital expenditures. The Company defines Adjusted Funds From Operations per Share as Adjusted Funds From Operations divided by the diluted weighted average common shares outstanding. Funds From Operations, Adjusted Funds From Operations and Adjusted Funds From Operations per Share for the three months ended March 31, 2011 are presented on a pro forma basis and reflect adjustments for income tax provision as if the REIT conversion had occurred on January 1, 2011. The Company defines Core Growth in total rental and management revenue and Adjusted EBITDA as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations, and significant one-time items. The Company defines Net Leverage Ratio as net debt (total debt, less cash and cash equivalents) divided by last quarter annualized Adjusted EBITDA. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company’s core businesses. The Company believes that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost bases, are involved. Notwithstanding the foregoing, the Company’s measures of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share, Funds From Operations, Adjusted Funds From Operations, Adjusted Funds From Operations per Share, Core Growth and Net Leverage Ratio may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to statements regarding our full year 2012 outlook, our pending acquisitions, including anticipated closing dates and expected purchase prices, foreign currency exchange rates and our expectation regarding the declaration of regular distributions. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for our communications sites would materially and adversely affect our operating results and we cannot control that demand; (2) if our tenants consolidate, merge or share site infrastructure with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (3) new technologies or changes in a tenant’s business model could make our tower leasing business less desirable and result in decreasing revenues; (4) our expansion initiatives may disrupt our operations or expose us to additional risk if we are not able to successfully integrate operations, assets and personnel; (5) if we fail to qualify as a REIT or fail to remain qualified as a REIT, we would be subject to tax at corporate income tax rates, which would substantially reduce funds available; (6) we could suffer adverse tax and other financial consequences if taxing authorities do not agree with our tax positions; (7) failure to make required distributions would subject us to federal corporate income tax, which may limit our ability to fund these distributions using cash generated through our taxable REIT subsidiaries (TRSs); (8) certain of our business activities will be subject to corporate level income tax and foreign taxes, which will reduce our cash flows, and we will have potential deferred and contingent tax liabilities; (9) complying with REIT requirements may limit our flexibility or cause us to forego otherwise attractive opportunities; (10) our extensive use of TRSs, in particular for our international operations, may cause us to fail to qualify as a REIT; (11) we have no experience operating as a REIT, which may adversely affect our financial condition, results of operations, cash flow, per share trading price of our common stock and ability to satisfy debt service obligations; (12) our foreign operations are subject to economic, political and other risks that could materially and adversely affect our revenues or financial position, including risks associated with fluctuations in foreign currency exchange rates; (13) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (14) a substantial portion of our revenue is derived from a small number of tenants; (15) due to the long-term expectations of revenue from tenant leases, we are sensitive to changes in the creditworthiness and financial strength of our tenants; (16) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (17) we we may need additional financing to fund capital expenditures, future growth and expansion initiatives and satisfy our REIT distribution requirements; (18) our leverage and debt service obligations may materially and adversely affect us; (19) restrictive covenants in the loan agreements related to our Securitization, the loan agreements for the credit facilities and the indentures governing our debt securities could materially and adversely affect our business by limiting flexibility; (20) increasing competition in the tower industry may create pricing pressures that may materially and adversely affect us; (21) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (22) we may incur goodwill and other intangible impairment charges which may require us to record a significant charge to earnings; (23) distributions payable by REITs generally do not qualify for reduced tax rates; (24) we could have liability under environmental and occupational and health laws; (25) our towers or data centers may be affected by natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage; and (26) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-K for the twelve months ended December 31, 2011. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2012	December 31, 2011(1)
ASSETS
Current assets:
Cash and cash equivalents	$471,258	$330,191
Restricted cash	56,338	42,775
Short-term investments and available-for-sale securities	32,817	22,270
Accounts receivable, net	105,120	100,971
Prepaid and other current assets	279,518	317,698
Deferred income taxes	30,318	29,596

Total current assets	975,369	843,501

Property and equipment, net	5,006,647	4,881,000
Goodwill	2,767,516	2,726,376
Other intangible assets, net	2,523,354	2,465,148
Deferred income taxes	233,646	209,863
Deferred rent asset	651,476	609,529
Notes receivable and other long-term assets	480,198	494,272

Total	$12,638,206	$12,229,689

LIABILITIES:
Current liabilities:
Accounts payable	$226,283	$215,366
Accrued expenses	336,094	304,208
Distribution payable	82,907	—
Accrued interest	73,728	65,729
Current portion of long-term obligations	127,316	101,816
Unearned revenue	92,939	93,099

Total current liabilities	939,267	780,218

Long-term obligations	7,161,126	7,134,492
Asset retirement obligations	368,959	344,180
Other long-term liabilities	582,451	560,657

Total liabilities	9,051,803	8,819,547

COMMITMENTS AND CONTINGENCIES
Common stock	3,946	3,936
Additional paid-in capital	4,917,255	4,903,800
Distributions in excess of earnings	(1,339,627)	(1,477,899)
Accumulated other comprehensive loss	(97,682)	(142,617)
Treasury Stock(2)	(4,924)	—

Total American Tower Corporation equity	3,478,968	3,287,220
Noncontrolling interest	107,435	122,922

Total equity	3,586,403	3,410,142

Total	$12,638,206	$12,229,689

(1)	December 31, 2011 balances have been revised to reflect purchase accounting measurement period adjustments.
(2)	As part of the Company’s reorganization to qualify as a REIT for federal income tax purposes, effective December 31, 2011, the Company completed the merger with its predecessor approved by the Company’s stockholders in November 2011. At the time of the merger, each share of Class A common stock of American Tower held in treasury at December 31, 2011 ceased to be outstanding, and a corresponding adjustment was recorded to additional paid-in capital and common stock.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
REVENUES:
Rental and management	$683,990	$546,655
Network development services	12,527	16,040

Total operating revenues	696,517	562,695

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below)
Rental and management (including stock-based compensation expense of $197 and $0, respectively)	163,724	127,859
Network development services (including stock-based compensation expense of $264 and $0, respectively)	7,261	7,469
Depreciation, amortization and accretion	149,655	131,231
Selling, general, administrative and development expense (including stock-based compensation expense of $12,584 and $12,358, respectively)	79,584	66,132
Other operating expenses	21,847	11,704

Total operating expenses	422,071	344,395

OPERATING INCOME	274,446	218,300

OTHER (EXPENSE) INCOME:
Interest income, TV Azteca, net	3,543	3,499
Interest income	2,253	2,304
Interest expense	(95,117)	(74,427)
Loss on retirement of long-term obligations	(398)	—
Other income (including unrealized foreign currency gains of $55,838 and $16,178, respectively)	52,861	13,707

Total other expense	(36,858)	(54,917)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INCOME ON EQUITY METHOD INVESTMENTS	237,588	163,383
Income tax provision	(27,248)	(71,423)
Income on equity method investments	18	1

NET INCOME	210,358	91,961
Net loss (income) attributable to noncontrolling interest	10,948	(119)

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION	$221,306	$91,842

NET INCOME PER COMMON SHARE AMOUNTS:
Basic net income attributable to American Tower Corporation	$0.56	$0.23

Diluted net income attributable to American Tower Corporation	$0.56	$0.23

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	393,885	397,768

DILUTED	398,453	401,899

DISTRIBUTIONS DECLARED PER SHARE	$0.21	—

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2012	2011
CASH FLOWS FROM OPERATIONS:
Net income	$210,358	$91,961
Adjustments to reconcile net income to cash provided by operating activities:
Stock-based compensation expense	13,045	12,358
Depreciation, amortization and accretion	149,655	131,231
Other non-cash items reflected in statements of operations	(28,342)	53,335
Increase in net deferred rent asset	(28,789)	(22,704)
Increase in restricted cash	(13,490)	(7,444)
Decrease (increase) in assets	55,126	(13,486)
Increase in liabilities	44,454	38,565

Cash provided by operating activities	402,017	283,816

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(121,032)	(97,901)
Payments for acquisitions, net of cash acquired	(159,403)	(617,348)
Proceeds from sale of short-term investments, available-for-sale securities and other long-term assets	1,095	49,189
Payments for short-term investments	(10,085)	(12,037)
Deposits, restricted cash, investments and other	(1,871)	3,567

Cash used for investing activities	(291,296)	(674,530)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings	17,127	101,129
Borrowings under credit facilities	1,325,000	—
Proceeds from issuance of senior notes	698,670	—
Proceeds from other long-term borrowings	16,676	—
Repayments of notes payable, credit facilities and capital leases	(2,018,847)	(126,669)
Net contributions from noncontrolling interest holders	3,327	6,589
Purchases of common stock	(20,665)	(127,723)
Proceeds from stock options	15,615	10,173
Deferred financing costs and other financing activities	(9,463)	(1,025)

Cash provided by (used for) financing activities	27,440	(137,526)

Net effect of changes in foreign currency exchange rates on cash and cash equivalents	2,906	7,100

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	141,067	(521,140)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	330,191	883,963

CASH AND CASH EQUIVALENTS, END OF PERIOD	$471,258	$362,823

CASH (RECEIVED) PAID FOR INCOME TAXES	$(897)	$13,477

CASH PAID FOR INTEREST	$77,936	$50,806

UNAUDITED RESULTS FROM OPERATIONS, BY SEGMENT

(In thousands)

Three Months Ended, March 31, 2012
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$487,062	$196,928	$683,990	$12,527	$696,517
Segment operating expenses (1)	93,003	70,524	163,527	6,997	170,524
Interest income, TV Azteca, net	—	3,543	3,543	—	3,543

Segment Gross Margin	394,059	129,947	524,006	5,530	529,536

Segment selling, general, administrative and development expense(1)	19,400	23,895	43,295	358	43,653

Segment Operating Profit	$374,659	$106,052	$480,711	$5,172	$485,883

Segment Operating Profit Margin	77%	54%	70%	41%	70%

Three Months Ended, March 31, 2011
	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$417,626	$129,029	$546,655	$16,040	$562,695
Segment operating expenses	83,182	44,677	127,859	7,469	135,328
Interest income, TV Azteca, net	—	3,499	3,499	—	3,499

Segment Gross Margin	334,444	87,851	422,295	8,571	430,866

Segment selling, general, administrative and development expense(1)	18,179	17,461	35,640	1,663	37,303

Segment Operating Profit	$316,265	$70,390	$386,655	$6,908	$393,563

Segment Operating Profit Margin	76%	55%	71%	43%	70%

(1)	Excludes stock-based compensation expense.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

Selected Balance Sheet Detail:

Long-term obligations summary, including current portion	March 31, 2012
Commercial Mortgage Pass-Through Certificates, Series 2007-1	$1,750,000
2011 Credit Facility	—
2012 Credit Facility	632,000
4.625% Senior Notes due 2015	599,525
7.000% Senior Notes due 2017	500,000
4.500% Senior Notes due 2018	999,338
7.250% Senior Notes due 2019	295,938
5.050% Senior Notes due 2020	699,276
5.900% Senior Notes due 2021	499,316
4.700% Senior Notes due 2022	698,680
Unison Notes(1)	208,503
South African Facility(2)	89,535
Colombian short-term credit facility (3)	78,907
Colombian bridge loans (3)	46,212
Colombian loan (4)	13,192
Ghana Loan (5)	130,951
Other debt, including capital leases	47,069

Total debt	7,288,442
Cash and cash equivalents	471,258

Net debt (Total debt less cash and cash equivalents)	$6,817,184

(1)	The Unison Notes are secured debt and were assumed as a result of the acquisition of certain legal entities holding a portfolio of property interests from Unison Holdings LLC and Unison Site Management II, L.L.C.
(2)	The South African Facility is denominated in South African Rand.
(3)	The Colombian short-term credit facility and bridge loans are denominated in Colombian Pesos.
(4)	The Colombian loan is denominated in U.S. Dollars.
(5)	The Ghana Loan is denominated in U.S. Dollars.

Calculation of Net Leverage Ratio ($ in thousands)	Three Months Ended March 31, 2012
Total debt	$7,288,442
Cash and cash equivalents	471,258

Numerator: net debt (total debt less cash and cash equivalents)	$6,817,184

Adjusted EBITDA	$462,536
Denominator: annualized Adjusted EBITDA	1,850,144

Net Leverage Ratio	3.7x

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

Share count rollforward: (in millions)	Three Months Ended March 31, 2012
Total common shares, beginning of period	393.6
Common shares repurchased	(0.1)
Common shares issued	1.0

Total common shares outstanding, end of period (1)	394.6

(1)	As of March 31, 2012, excludes (a) 4.2 million potentially dilutive shares associated with vested and exercisable stock options with an average exercise price of $35.27 per share, (b) 2.8 million potentially dilutive shares associated with unvested stock options, and (c) 2.0 million potentially dilutive shares associated with unvested restricted stock units.

Total rental and management straight-line revenue and expense:

In accordance with GAAP, the Company recognizes consolidated rental and management revenue and expense related to non-cancellable customer and ground lease agreements with fixed escalations on a straight-line basis, over the applicable lease term. As a result, the Company’s revenue recognized may differ materially from the amount of cash collected per customer lease, and the Company’s expense incurred may differ materially from the amount of cash paid per ground lease. Additional information regarding straight-line accounting can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 in the section entitled “Revenue Recognition,” of note 1, “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements. A summary of total rental and management straight-line revenue and expense, which represents the non-cash revenue and expense recorded due to straight-line recognition, is as follows:

	Three Months Ended March 31,
	2012	2011
Total rental and management operations straight-line revenue	$38,503	$29,843
Total rental and management operations straight-line expense	9,735	7,139

	Three Months Ended March 31,
Selling, general, administrative and development expense breakout:	2012	2011
Total rental and management overhead	$43,295	$35,640
Network development services segment overhead	358	1,663
Corporate and development expenses	23,347	16,471
Stock-based compensation expense	12,584	12,358

Total	$79,584	$66,132

	Three Months Ended March 31,
International pass-through revenue detail:	2012	2011
Pass-through revenue	$48,626	$33,137

SELECTED CASH FLOW DETAIL:

	Three Months Ended March 31,
Payments for purchase of property and equipment and construction activities:	2012	2011
Discretionary capital projects	$63,738	$56,830
Discretionary ground lease purchases	14,714	20,529
Redevelopment	22,812	7,705
Capital improvements	15,556	10,156
Corporate	4,212	2,681

Total	$121,032	$97,901

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED STATEMENT OF OPERATIONS DETAIL:

The following table reflects the estimated impact of foreign currency exchange rate fluctuations, straight-line revenue and expense recognition and material one-time items on total rental and management revenue, Adjusted EBITDA and AFFO:

The calculation of Core Growth is as follows:

	Total Rental and Management Revenue	Adjusted EBITDA	AFFO
Three Months Ended March 31, 2012
Core Growth	24.5%	22.5%	15.9%
Estimated impact of fluctuations in foreign currency exchange rates	(2.1)	(1.6)	(4.3)
Impact of straight-line revenue recognition	0.2	0.3	—
Impact of material one-time items	2.5	1.5	1.6

Reported growth	25.1%	22.7%	13.2%

SELECTED PORTFOLIO DETAIL:

Tower Count(1) :
	As of December 31, 2011(2)	Constructed	Acquired	Adjustments	As of March 31, 2012
United States(3)	21,446	23	35	(16)	21,488
Brazil	2,502	55	800	—	3,357
Chile	1,142	26	—	—	1,168
Colombia	2,677	—	—	—	2,677
Ghana	1,872	3	—	—	1,875
India	8,801	500	—	—	9,301
Mexico(4)	5,064	12	—	—	5,076
Peru	475	—	—	—	475
South Africa	1,364	1	—	—	1,365

Total	45,343	620	835	(16)	46,782

(1)	Excludes 265 in-building and outdoor Distributed Antenna System networks.
(2)	December 31, 2011 balances have been adjusted to reflect a change in methodology from a site count to a tower count approach.
(3)	United States tower count includes 274 broadcast towers.
(4)	Mexico tower count includes 199 broadcast towers.

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES

(In thousands, except where noted. Totals may not add due to rounding.)

The reconciliation of net income to Adjusted EBITDA and the calculation of Recurring Free Cash Flow, Recurring Free Cash Flow per Share and Adjusted EBITDA Margin are as follows:

	Three Months Ended March 31,
	2012	2011
Net income	$210,358	$91,961
Income from equity method investments	(18)	(1)
Income tax provision	27,248	71,423
Other income	(52,861)	(13,707)
Loss on retirement of long-term obligations	398	—
Interest expense	95,117	74,427
Interest income	(2,253)	(2,304)
Other operating expenses	21,847	11,704
Depreciation, amortization and accretion	149,655	131,231
Stock-based compensation expense	13,045	12,358

Adjusted EBITDA	$462,536	$377,092

Adjusted EBITDA (from above)	$462,536	$377,092
Interest expense	(95,117)	(74,427)
Interest income	2,253	2,304
Cash (received) paid for income taxes	897	(13,477)
Straight-line revenue	(38,503)	(29,843)
Straight-line expense	9,735	7,139
Redevelopment capital expenditures	(22,812)	(7,705)
Capital improvement capital expenditures	(15,556)	(10,156)
Corporate capital expenditures	(4,212)	(2,681)

Recurring Free Cash Flow	$299,221	$248,246

Divided by weighted average diluted shares outstanding	398,453	401,899

Recurring Free Cash Flow per Share	$0.75	$0.62

Adjusted EBITDA (from above)	$462,536	$377,092
Divided by total revenue	696,517	562,695

Adjusted EBITDA Margin	66%	67%

UNAUDITED REIT MEASURES AND RECONCILIATIONS TO GAAP MEASURES

(In thousands, except where noted. Totals may not add due to rounding.)

The reconciliation of net income to Funds From Operations and the calculation of Adjusted Funds From Operations and Adjusted Funds From Operations per Share are presented below:

	Three Months Ended March 31,
	2012	2011
Net Income	$210,358	$91,961
Adjustment for pro forma income tax provision (1)	—	60,791

Pro forma net income	210,358	152,753
Real estate related depreciation, amortization	132,832	114,209

Funds from operations	343,190	266,961

Straight-line revenue	(38,503)	(29,843)
Straight-line expense	9,735	7,139
Stock-based compensation expense	13,045	12,358
Non-real estate related depreciation, amortization and accretion	16,823	17,022
Amortization of deferred financing costs, capitalized interest and debt discounts and premiums	1,852	2,502
Other income	(52,861)	(13,707)
Loss on retirement of long-term obligations	398	—
Other operating (income) expense (2)	21,847	11,704
Capital improvement capital expenditures	(15,556)	(10,156)
Corporate capital expenditures	(4,212)	(2,681)

Adjusted Funds From Operations	$295,758	$261,298

Divided by weighted average diluted shares outstanding	398,453	401,899

Adjusted Funds From Operations per Share	$0.74	$0.65

(1)	Adjustment for March 31, 2011 assumes the REIT election occurred on January 1, 2011, and that as a result, income taxes would no longer be payable on certain of the Company’s activities. As a result, on a pro forma basis, income tax expense is lower by the amount of the adjustment. For more information, see Note (B) to Unaudited Pro Forma Consolidated Financial Statements in the Company’s Definitive Proxy Statement, filed with the SEC on October 11, 2011. The pro forma adjustment set forth in this footnote has been made solely for the purpose of this pro forma information. This information is not necessarily indicative of the financial position or operating results that would have been achieved had the REIT election been completed as of January 1, 2011, nor is it necessarily indicative of future financial position or operating results. It also does not reflect one-time transaction costs related to the REIT election and the potential immaterial effect of lower cash balances these transactions have on interest income, higher borrowing costs or foregone investment opportunities.
(2)	Primarily includes impairments and transaction related costs.